SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 29, 2016

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130
(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Mt. Pleasant St. N.W., North Canton, Ohio 44720-5450

(Address of Principal Executive Offices)          (Zip Code)

(234) 262-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 29, 2016, the Board of Directors of The Timken Company (the “Company”) approved a new share purchase plan (the “2016 Share Purchase Plan”) pursuant to which the Company may purchase up to five million of its outstanding common shares, without par value (“Common Shares”). Under the 2016 Share Purchase Plan, the Company may, from time-to-time, purchase its Common Shares in open market purchases or privately negotiated transactions and may make all or part of the purchases pursuant to accelerated share repurchases or Rule 10b5-1 plans. The 2016 Share Purchase Plan expires on January 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

By:	/s/ William R. Burkhart
William R. Burkhart
Executive Vice President, General Counsel and Secretary

Date:  February 2, 2016

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